Exhibit 13.1

Pursuant to section 906 of the Sarbanes-Oxley Act 2002 (subsection (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), each of the undersigned officers of Abbey National plc (the “Company”), does hereby certify, to such officer’s knowledge, that:

The Annual Report on Form 20-F for the year ended December 31, 2003 of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: 25/2/2004	/s/ Luqman Arnold
Luqman Arnold Chief Executive Officer

Dated: 25/2/2004	/s/ Stephen Hester
Stephen Hester Chief Operating Officer